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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund, Focus Series, 2000 Year Ahead International Portfolio, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-88993 of our report dated, December 13, 1999, relating to the Statement of Condition of Equity Investor Fund, Focus Series, 2000 Year Ahead International Portfolio, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
December 13, 1999